                                                                      Exhibit 23

                      CONSENT of INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Philip Morris Companies Inc. registration statement on Form S-8 (File No. 33-1479) of the Kraft Foods Employee Thrift-Investment Plan of our report dated March 27, 1998, on our audits of the financial statements of the Kraft Foods Employee Thrift-Investment Plan as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, and the financial statement schedule as of December 31, 1997, which report is included in this annual report on Form 11-K.



                                                   /s/ COOPERS & LYBRAND L.L.P.



Chicago, Illinois
May 21, 1998